                          SPECTRAL HOLDING CORPORATION
                         NOTICE OF GRANT OF STOCK OPTION


           Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Spectral Holding Corporation, (the "Corporation"):

            Optionee:

            Grant Date:  __________, 199__

            Vesting Commencement Date:   __________, 199__

            Exercise Price:    $____ per share

            Number of Option Shares:         ______ shares

            Expiration Date:   __________, 199__


            Type of Option:  ___  Incentive Stock Option
                             ___  Non-Statutory Stock Option

            Exercise Schedule: The Option shall become exercisable with respect to the Option Shares in a series of five
            (5) successive equal annual installments upon Optionee's completion of each year of Service over the five
            (5)-year period measured from the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

            Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Spectral Holding Corporation 1997 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee also acknowledges receipt of a copy of the Plan in the form of attached Exhibit B.


            At Will Status. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

           Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:


                                       SPECTRAL HOLDING CORPORATION

                                       By: ____________________________________

                                       Title: _________________________________



                                       ________________________________________
                                       __________________, OPTIONEE

                                       Address: _______________________________

                                       ________________________________________








ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - 1997 STOCK INCENTIVE PLAN



                                       2.

                                    EXHIBIT A

                          SPECTRAL HOLDING CORPORATION
                             STOCK OPTION AGREEMENT


RECITALS

            A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

            B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

            C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

               NOW, THEREFORE, it is hereby agreed as follows:

               1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

               2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

               3. LIMITED TRANSFERABILITY. During Optionee's lifetime, this option shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee's death.

               4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.


                                       3.

               5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                       (a) Should Optionee cease to remain in Service for any
            reason (other than death, Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three
            (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                       (b) If Optionee dies while this option is outstanding,
            then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)- month period measured from the date of Optionee's death or (ii) the Expiration Date.

                       (c) Should Optionee cease Service by reason of Disability
            while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

                           Note:  Exercise of this option on a date later than
                        three (3) months following cessation of Service due to Disability will result in loss of favorable Incentive Option treatment, unless such Disability constitutes Permanent Disability. In the event that Incentive Option treatment is not available, this option will be taxed as a Non-Statutory Option upon exercise.

                       (d) During the limited period of post-Service
            exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares in which Optionee is not otherwise at that time vested or for which this option is not otherwise at that time exercisable.


                                       4.

                       (e) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.


                 6. SPECIAL ACCELERATION OF OPTION.

                       (a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the Option Shares for which this option is not otherwise exercisable at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the Exercise Schedule in effect for those Option Shares.

                       (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                       (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                       (d) This option may also be subject to acceleration in whole or in part in accordance with the terms of any special Addendum attached to this Agreement.

                       (e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number

                                       5.

and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.



                 8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

                 9. MANNER OF EXERCISING OPTION.

                       (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                              (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                              (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                                   (A)  cash or check made payable to the
                        Corporation; or

                                   (B)  a promissory note payable to the
                        Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13.

                                    Should the Common Stock be registered under
                        Section 12(g) of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

                                    (C) in shares of Common Stock held by
                        Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                                    (D) through a special sale and remittance
                        procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds

                                       6.

                        available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                             Except to the extent the sale and remittance
            procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                                  (iii) Furnish to the Corporation appropriate
            documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                                  (iv)  Make appropriate arrangements with the
            Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                       (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                       (c) In no event may this option be exercised for fractional shares.


                 10. CALL RIGHT. This option shall be subject to repurchase by the Corporation on or before March 31, 1998 in accordance with the terms and conditions set forth in Article Six of the Plan and the Special Addendum attached to this Agreement.

                 11. COMPLIANCE WITH LAWS AND REGULATIONS.

                       (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                       (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect




                                       7.

to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

                 12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

                 13. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                 14. FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

                 15. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

                 16. EXCESS SHARES. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

                 17. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                 18. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:


                                       8.

                       (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

                       (b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

                       (c) Should the exercisability of this option be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Corporate Transaction, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

                       (d) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.


                                       9.

                 19. LEAVE OF ABSENCE. The following provisions shall apply upon the Optionee's commencement of an authorized leave of absence:

                       (a) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

                       (b) Should Optionee resume active Employee status within sixty (60) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such sixty (60)-day period, then no Service credit shall be given for the period of such leave.

                       (c) If the option is designated as an Incentive Option in the Grant Notice, then the following additional provision shall apply:

                            (i) If the leave of absence continues for more than ninety (90) days, then this option shall automatically convert to a Non-Statutory Option under the Federal tax laws at the end of such ninety (90)-day period, unless the Optionee's reemployment rights are guaranteed by statute or by written agreement. Following any such conversion of the option, all subsequent exercises of such option, whether effected before or after Optionee's return to active Employee status, shall result in an immediate taxable event, and the Corporation shall be required to collect from Optionee the Federal, state and local income and employment withholding taxes applicable to such exercise.

                            (ii) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

                                       10.

                                    EXHIBIT I
                               NOTICE OF EXERCISE


           I hereby notify Spectral Holding Corporation, (the "Corporation") that I elect to purchase __________________shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $___________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1997 Stock Incentive Plan on _______________________, 199__ .

           Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

_____________________________, 199__
Date

                                            ___________________________________
                                            Optionee

                                            Address: __________________________

                                            ___________________________________


Print name in exact manner
it is to appear on the
stock certificate:                          ___________________________________

Address to which certificate
is to be sent, if different
from address above:                         ___________________________________

                                            ___________________________________

                                            ___________________________________

Social Security Number:                     ___________________________________

Employee Number:                            ___________________________________

                                    APPENDIX

           The following definitions shall be in effect under the Agreement:

           A. AGREEMENT shall mean this Stock Option Agreement.

           B. BOARD shall mean the Corporation's Board of Directors.

           C. CODE shall mean the Internal Revenue Code of 1986, as amended.

           D. COMMON STOCK shall mean the Corporation's common stock.

           E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                       (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                       (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

           F. CORPORATION shall mean Spectral Holding Corporation, a California corporation, and any successor corporation which assumes the Plan and the outstanding options thereunder, including the option evidenced by this Agreement.

           G. DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute PERMANENT DISABILITY in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

           H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

           I. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.


                                      A-1.

           J. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

           K. EXERCISE SCHEDULE shall mean the schedule specified in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in a series of installments over Optionee's period of Service.


           L. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

           M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                       (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                       (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                       (iii) If the Fair Market Value of Common Stock is not determinable pursuant to subparagraph (i) or (ii) of this provision, then the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it shall deem appropriate.

           N. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

           O. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.


                                      A-2.

           P. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

           Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary).

           R. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

           S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

           T. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

           U. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

           V. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

           W. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

           X. PLAN shall mean the Corporation's 1997 Stock Incentive Plan.

           Y. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its administrative capacity under the Plan.

           Z. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.





                                      A-3.

           AA. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

           BB. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                      A-4.

                                    EXHIBIT B

                            1997 STOCK INCENTIVE PLAN